UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

IN8bio, Inc. (the “Company”) presented consolidated data, a summary of which is located below, from its investigator-sponsored Phase 1 single-center clinical trial of INB-200 and its Company-sponsored Phase 2 multi-center clinical trial of INB-400 for the treatment of patients with newly diagnosed glioblastoma (“GBM”) in poster and oral presentations at the 2025 Society for Neuro-Oncology (“SNO”) Annual Meeting on November 21 and 22, 2025.

Summary of Clinical Update from Phase 1 Trial of INB-200 and Phase 2 Trial of INB-400

•

Across the two trials, 17 patients were treated with the Company’s DeltExTM Drug Resistant Immunotherapy (“DeltEx DRI”) gamma-delta T cells, with 14 patients receiving repeated (3 up to 6) doses. 10 additional patients were consented contemporaneously but received only the standard-of-care Stupp protocol (“SOC”) and were monitored for progression and survival.

•

Patients treated with repeated doses of DeltEx DRI cells achieved a median progression-free survival (“mPFS”) of 13.0 months (n=14), compared to the mPFS of 6.6 months for patients receiving only SOC (n=10).

•

Patients receiving repeated doses of DeltEx DRI cells have not yet reached median overall survival (“mOS”), which continues to climb at 16.4+ months as of October 31, 2025, while SOC patients attained a mOS of 11.0 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN8bio, Inc.

Date: November 24, 2025	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)